As filed with the Securities and Exchange Commission on September 30, 2014
Registration No. 333-197703

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
Form S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

QUICKSILVER RESOURCES INC.
and potential guarantors identified in footnote (7) below
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1311	75-2756163
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
801 Cherry Street
Fort Worth, TX 76102
(817) 665-5000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Glenn Darden
Quicksilver Resources Inc.
801 Cherry Street, Suite 3700, Unit 19
Fort Worth, TX 76102
(817) 665-5000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
Copies to:
Richard D. Truesdell Jr., Esq.
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
(212) 450-4000
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE(1)
Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (3)
Common Stock, $0.01 par value per share(4)				(1)
Preferred Stock				(1)
Depositary Shares(5)				(1)
Debt Securities				(1)
Guarantees of Debt Securities(6)(7)				(1)
Warrants				(1)
Purchase Contracts				(1)
Units				(1)
Total	$1,750,000,000		$1,750,000,000	$225,400(8)

(1)
An indeterminate amount of securities to be offered at indeterminate prices of each identified class is being registered pursuant to this registration statement, with any initial aggregate public offering price not to exceed $1,750,000,000.

(2)
The proposed maximum aggregate offering price of each class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to General Instruction II.D. of Form S-3 under the Securities Act of 1933.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 with respect to the securities to be sold by the registrant. In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this registration statement exceed $1,750,000,000.

(4)
Each share of common stock presently includes one share purchase right as described in “Description of Capital Stock — Stockholder Rights Agreement.” These rights are also covered by this registration statement. Prior to the occurrence of certain events, these rights will not be exercisable or evidenced separately from the common stock, and the value attributable to them, if any, is reflected in the price of the common stock.

(5)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

(6)	Pursuant to Rule 457(n) under the Securities Act, no additional filing fee is required in connection with the guarantees of the debt securities being registered hereunder.

(7)
The following direct and indirect domestic subsidiaries of Quicksilver may be guarantors of some or all of the debt securities registered hereunder and, therefore, have been listed as Co-Registrants for the purpose of providing guarantees, if any, relating to the debt securities registered hereunder. The Co-Registrants are organized under the laws of the state indicated and have the I.R.S. Employer Identification Number indicated: Cowtown Gas Processing L.P., a Texas limited partnership (20-2391404); Cowtown Pipeline Funding, Inc., a Delaware corporation (42-1639774); Cowtown Pipeline Management, Inc., a Texas corporation (42-1639771); Cowtown Pipeline L.P., a Texas limited partnership (42-1639769); Barnett Shale Operating LLC, a Delaware limited liability company (45-4110257); Silver Stream Pipeline Company LLC, a Delaware limited liability company (45-4669384); QPP Parent LLC, a Delaware limited liability company (45-5498748); and QPP Holdings LLC, a Delaware limited liability company (45-5510057). The address, including zip code and telephone, for each Co-Registrant is 801 Cherry Street, Suite 3700, Unit 19, Fort Worth, Texas 76102, (817) 665-5000.

(8)	Previously paid.

The Registrant hereby amends the Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment is filed solely to file the exhibits indicated in Item 16 of Part II. No change is made to the prospectus constituting Part I of the Registration Statement or Items 14, 15 or 17 of Part II of the Registration Statement.

Part II
Information not required in prospectus
Item 14. Other expenses of issuance and distribution
The following table sets forth the costs and expenses to be borne by the Registrant in connection with the offerings described in this Registration Statement.

Registration fee	$225,400
Transfer agent and trustee fees and expenses	$ *
Printing	$ *
Accounting fees and expenses	$ *
Legal fees and expenses	$ *
Rating agency fees	$ *
Miscellaneous	$ *
Total	$ *

*	Not presently known.
Item 15. Indemnification of directors and officers
Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise. Our amended and restated certificate of incorporation and bylaws provide for indemnification of directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. The Registrant has also entered into indemnification agreements with our directors and officers that provide them with indemnification to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.
Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s amended and restated certificate of incorporation provides for such limitation of liability.
The Registrant maintains standard policies of insurance under which coverage is provided to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act.

Item 16. Exhibits
The following is a list of all exhibits filed as a part of this registration statement on Form S-3, including those incorporated herein by reference.

		Incorporated by Reference				Filed (†) or Furnished (‡) Herewith (as indicated)
Exhibit No.	Exhibit Description	Form	SEC File No.	Exhibit	Filing Date
1.1*	Form of Underwriting Agreement
3.1	Amended and Restated Certificate of Incorporation of Quicksilver Resources Inc. filed with the Secretary of State of the State of Delaware on May 21, 2008	S-3	333-151847	4.1	6/23/2008
3.2	Amended and Restated Bylaws of Quicksilver Resources Inc.	8-K	001-14837	3.1	5/16/2013
4.1	Indenture, dated as of December 22, 2005, between Quicksilver Resources Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee (as successor in interest to JPMorgan Chase Bank, National Association)	S-3	333-130597	4.7	12/22/2005
4.2	Registration Rights Agreement, dated as of June 21, 2013, among Quicksilver Resources Inc., the subsidiary guarantors named therein and Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., as representatives of the initial purchasers	8-K/A	001-14837	4.3	7/1/2013
4.3	Amended and Restated Rights Agreement, dated as of December 20, 2005, between Quicksilver Resources Inc. and Computershare Shareowner Services LLC (f/k/a Mellon Investor Services LLC), as Rights Agent	8-A/A	001-14837	4.1	12/21/2005
4.4	Amendment dated as of February 23, 2011 to the Amended and Restated Rights Agreement between Quicksilver Resources Inc. and Computershare Shareowner Services LLC (f/k/a Mellon Investor Services LLC), as Rights Agent	8-K	001-14837	4.1	2/24/2011
4.5	Amendment No. 2, dated as of March 8, 2013, to the Amended and Restated Rights Agreement between Quicksilver Resources Inc. and Computershare Shareowner Services LLC (f/k/a Mellon Investor Services LLC), as Rights Agent	8-K	001-14837	4.1	3/8/2013
4.6	Form of Common Stock Certificate	10-K/A	001-14837	4.1	3/18/2014
4.7*	Form of Senior Debt Securities
4.8*	Form of Subordinated Debt Securities
4.9*	Form of Warrant Agreement
4.10*	Form of Warrant Certificate
4.11*	Form of Purchase Contract Agreement
4.12*	Form of Purchase Contract
4.13*	Form of Certificate of Designations for Preferred Stock
4.14*	Form of Depositary Receipt
4.15*	Form of Depositary Agreement
4.16*	Form of Unit Agreement
4.17*	Form of Unit Certificate
5.1**	Opinion of Davis Polk & Wardwell LLP
12.1**	Statement Regarding Computation of Ratios of Earnings to Fixed Charges
23.1	Consent of Ernst & Young LLP					†
23.2	Consent of Deloitte & Touche LLP					†
23.3**	Consent of Schlumberger Technology Corporation
23.4**	Consent of LaRoche Petroleum Consultants, Ltd.
23.5**	Consent of Davis Polk & Wardwell (included in Exhibit 5.1)
24.1**	Powers of Attorney of Quicksilver Resources Inc. (included on the signature page to the Registration Statement)
25.1**	Statement of Eligibility of Trustee on Form T-1

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K.

**	Previously filed.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes:
(1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained     in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on September 30, 2014.

QUICKSILVER RESOURCES INC.

By:	/s/ John C. Regan
John C. Regan
Senior Vice President - Chief Financial Officer and Chief Accounting Officer

BARNETT SHALE OPERATING LLC SILVER STREAM PIPELINE COMPANY LLC QPP PARENT LLC
By:	Quicksilver Resources Inc., its sole member

By:	/s/ John C. Regan
John C. Regan
Senior Vice President - Chief Financial Officer and Chief Accounting Officer

QPP HOLDINGS LLC
By:	Quicksilver Resources Inc., its sole member

By:	/s/ John C. Regan
John C. Regan
Senior Vice President - Chief Financial Officer and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board; Director	September 30, 2014
W. Yandell Rogers, III

*	President and Chief Executive Officer	September 30, 2014
Glenn Darden	(Principal Executive Officer); Director

Senior Vice President - Chief Financial Officer
/s/ John C. Regan	and Chief Accounting Officer	September 30, 2014
John C. Regan	(Principal Financial and Accounting Officer)

*	Director	September 30, 2014
Anne Darden Self

*	Director	September 30, 2014
W. Byron Dunn

*	Director	September 30, 2014
Michael Y. McGovern

*	Director	September 30, 2014
Steven M. Morris

*	Director	September 30, 2014
Scott M. Pinsonnault

*	Director	September 30, 2014
Mark J. Warner

*By:	/s/ John C. Regan
John C. Regan
Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on September 30, 2014.

COWTOWN GAS PROCESSING L.P.

By its general partner,

COWTOWN PIPELINE MANAGEMENT, INC.

By:	/s/ John C. Regan
John C. Regan
Senior Vice President - Chief Financial Officer and Chief Accounting Officer
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Chief Executive Officer	September 30, 2014
Glenn Darden	(Principal Executive Officer); Director

Senior Vice President - Chief Financial Officer
/s/ John C. Regan	and Chief Accounting Officer	September 30, 2014
John C. Regan	(Principal Financial and Accounting Officer)

*By:	/s/ John C. Regan
John C. Regan
Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on September 30, 2014.

COWTOWN PIPELINE FUNDING, INC.

By:	/s/ John C. Regan
John C. Regan
Senior Vice President - Chief Financial Officer and Chief Accounting Officer
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Chief Executive Officer	September 30, 2014
Glenn Darden	(Principal Executive Officer); Director

Senior Vice President - Chief Financial Officer
/s/ John C. Regan	and Chief Accounting Officer	September 30, 2014
John C. Regan	(Principal Financial and Accounting Officer)

*By:	/s/ John C. Regan
John C. Regan
Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on September 30, 2014.

COWTOWN PIPELINE MANAGEMENT, INC.

By:	/s/ John C. Regan
John C. Regan
Senior Vice President - Chief Financial Officer and Chief Accounting Officer
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Chief Executive Officer	September 30, 2014
Glenn Darden	(Principal Executive Officer); Director

Senior Vice President - Chief Financial Officer
/s/ John C. Regan	and Chief Accounting Officer	September 30, 2014
John C. Regan	(Principal Financial and Accounting Officer)

*By:	/s/ John C. Regan
John C. Regan
Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on September 30, 2014.

COWTOWN PIPELINE L.P.

By its general partner,

COWTOWN PIPELINE MANAGEMENT, INC.

By:	/s/ John C. Regan
John C. Regan
Senior Vice President - Chief Financial Officer and Chief Accounting Officer
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Chief Executive Officer	September 30, 2014
Glenn Darden	(Principal Executive Officer); Director

Senior Vice President - Chief Financial Officer
/s/ John C. Regan	and Chief Accounting Officer	September 30, 2014
John C. Regan	(Principal Financial and Accounting Officer)

*By:	/s/ John C. Regan
John C. Regan
Attorney-in-Fact

Exhibit Index

		Incorporated by Reference				Filed (†) or Furnished (‡) Herewith (as indicated)
Exhibit No.	Exhibit Description	Form	SEC File No.	Exhibit	Filing Date
1.1*	Form of Underwriting Agreement
3.1	Amended and Restated Certificate of Incorporation of Quicksilver Resources Inc. filed with the Secretary of State of the State of Delaware on May 21, 2008	S-3	333-151847	4.1	6/23/2008
3.2	Amended and Restated Bylaws of Quicksilver Resources Inc.	8-K	001-14837	3.1	5/16/2013
4.1	Indenture, dated as of December 22, 2005, between Quicksilver Resources Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee (as successor in interest to JPMorgan Chase Bank, National Association)	S-3	333-130597	4.7	12/22/2005
4.2	Registration Rights Agreement, dated as of June 21, 2013, among Quicksilver Resources Inc., the subsidiary guarantors named therein and Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., as representatives of the initial purchasers	8-K/A	001-14837	4.3	7/1/2013
4.3	Amended and Restated Rights Agreement, dated as of December 20, 2005, between Quicksilver Resources Inc. and Computershare Shareowner Services LLC (f/k/a Mellon Investor Services LLC), as Rights Agent	8-A/A	001-14837	4.1	12/21/2005
4.4	Amendment dated as of February 23, 2011 to the Amended and Restated Rights Agreement between Quicksilver Resources Inc. and Computershare Shareowner Services LLC (f/k/a Mellon Investor Services LLC), as Rights Agent	8-K	001-14837	4.1	2/24/2011
4.5	Amendment No. 2, dated as of March 8, 2013, to the Amended and Restated Rights Agreement between Quicksilver Resources Inc. and Computershare Shareowner Services LLC (f/k/a Mellon Investor Services LLC), as Rights Agent	8-K	001-14837	4.1	3/8/2013
4.6	Form of Common Stock Certificate	10-K/A	001-14837	4.1	3/18/2014
4.7*	Form of Senior Debt Securities
4.8*	Form of Subordinated Debt Securities
4.9*	Form of Warrant Agreement
4.10*	Form of Warrant Certificate
4.11*	Form of Purchase Contract Agreement
4.12*	Form of Purchase Contract
4.13*	Form of Certificate of Designations for Preferred Stock
4.14*	Form of Depositary Receipt
4.15*	Form of Depositary Agreement
4.16*	Form of Unit Agreement
4.17*	Form of Unit Certificate
5.1**	Opinion of Davis Polk & Wardwell LLP
12.1**	Statement Regarding Computation of Ratios of Earnings to Fixed Charges
23.1	Consent of Ernst & Young LLP					†
23.2	Consent of Deloitte & Touche LLP					†
23.3**	Consent of Schlumberger Technology Corporation
23.4**	Consent of LaRoche Petroleum Consultants, Ltd.
23.5**	Consent of Davis Polk & Wardwell (included in Exhibit 5.1)
24.1**	Powers of Attorney of Quicksilver Resources Inc. (included on the signature page to the Registration Statement)
25.1**	Statement of Eligibility of Trustee on Form T-1

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K.

**	Previously filed.